UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 3

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2007

CHARYS HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-18292	54-2152284
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1117 PERIMETER CENTER WEST, SUITE N415

ATLANTA, GEORGIA 30338

(Address of principal executive offices)

(678) 443-2300

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 3, 2005, Charys Holding Company, Inc. (the “Company”) and Method IQ, Inc. (“Method IQ”) announced that they had signed a binding letter of intent for the Company to acquire Method IQ in a stock and cash transaction.  Subsequent to October 3, 2005, the parties executed various documents in connection with this acquisition.  The acquisition was scheduled to close when the Company was able to secure the necessary financing.  To that end, a Stock Purchase Agreement, to be effective as of November 1, 2005 (the “Stock Purchase Agreement”), was executed by and among the Company, Rock Creek Equity Holdings, LLC (“Rock Creek”), J. Alan Shaw (together with Rock Creek, the “Sellers”), Method IQ and Billy V. Ray, Jr., the Chairman and Chief Executive Officer of the Company.  The Stock Purchase Agreement was previously reported in a Current Report on Form 8-K filed by the Company on December 12, 2005.  On December 22, 2005, financing to close the acquisition of Method IQ pursuant to the Stock Purchase Agreement was secured and the acquisition closed, as was previously reported in a Current Report on Form 8-K/A filed by the Company on December 28, 2005.  On February 20, 2007, the Company paid the sellers of Method IQ $1,160,504 due pursuant to a promissory note executed in connection with the Company’s acquisition of Method IQ and finalized this acquisition.

Item 8.01                                             Other Events.

On February 27, 2007, the Company issued a press release announcing that it finalized its acquisition of Method IQ, Inc., a copy of which press release is attached hereto as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Press Release dated February 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARYS HOLDING COMPANY, INC.

Date: March 20, 2007	By:	/s/ Billy V. Ray, Jr.
Billy V. Ray, Jr.
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 27, 2007.